EXHIBIT (a)(1)(ii)
LETTER OF TRANSMITTAL
To Tender Shares of Common Stock
(Including the Associated Preferred Stock Purchase Rights)
of
OMI CORPORATION
Pursuant to the Offer to Purchase
dated April 27, 2007
of
OMAHA, INC.
a jointly owned subsidiary of
TEEKAY SHIPPING CORPORATION
(through TEEKAY ACQUISITION HOLDINGS LLC)
and
A/S DAMPSKIBSSELSKABET TORM

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
FRIDAY, MAY 25, 2007, UNLESS THE OFFER IS EXTENDED.
The Depositary for the Offer is:
Citibank N.A.

By Mail:	By Facsimile Transmission:	By Overnight Mail:
Computershare	(For Eligible Institutions Only)	Computershare
Attn: Corporate Actions -	(617) 360-6810	Attn: Corporate Actions -
Voluntary Offer		Voluntary Offer
P.O. Box 43011	Confirm Facsimile	250 Royall Street
Providence RI 02940-3011	Transmission:	Canton MA 02021
(781) 575-2332

DESCRIPTION OF SHARES TENDERED
Name(s) and Address(es) of Registered Holder(s) (Please
Fill in, if Blank, Exactly as Name(s) Appear(s) on Share	Shares Tendered
Certificate(s))	(Attach additional list if necessary)
Total Number
		of Shares	Number of
	Certificate	Represented by	Shares
	Number(s)*	Certificate(s)*	Tendered**

Total Shares

*	Need not be completed by shareholders tendering by book-entry transfer.

**	Unless otherwise indicated, it will be assumed that all Shares represented by any certificates delivered to Citibank, N.A. (the “Depositary”) are being tendered. See Instruction 4.
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     ALL QUESTIONS REGARDING THE OFFER SHOULD BE DIRECTED TO THE INFORMATION AGENT, GEORGESON INC., AT THE ADDRESSES AND TELEPHONE NUMBERS AS SET FORTH ON THE BACK COVER PAGE OF THE OFFER TO PURCHASE.
     DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE FOR THE DEPOSITARY WILL NOT CONSTITUTE A VALID DELIVERY.
     THIS LETTER OF TRANSMITTAL AND THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.
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     You must sign this Letter of Transmittal in the appropriate space provided below, with signature guarantee if required, and complete the Substitute Form W-9 set forth below, if required.
     The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.
     This Letter of Transmittal is to be used if certificates are to be forwarded herewith or, unless an Agent’s Message (as defined in the Offer to Purchase) is utilized, if delivery of Shares (as defined below) is to be made by book-entry transfer to the Depositary’s account at The Depository Trust Company (the “Book-Entry Transfer Facility”) pursuant to the procedures set forth in Section 3 of the Offer to Purchase.
     Holders of outstanding shares of common stock, par value $0.50 per share, including the associated preferred stock purchase rights (together, the “Shares”), of OMI Corporation, whose certificates for such shares are not immediately available or who cannot deliver such certificates and all other required documents to the Depositary on or prior to the expiration of the Offer, or who cannot complete the procedure for book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. See Instruction 2. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Depositary.
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NOTE: SIGNATURES MUST BE PROVIDED BELOW
PLEASE READ ACCOMPANYING INSTRUCTIONS CAREFULLY
      ☐ CHECK HERE IF SHARE CERTIFICATES HAVE BEEN MUTILATED, LOST, STOLEN OR DESTROYED, SEE INSTRUCTION 9.
      ☐ CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER TO THE DEPOSITARY’S ACCOUNT AT THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:
Name of Tendering Institution
Account Number
Transaction Code Number
      ☐ CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE FOLLOWING:
Name(s) of Tendering Shareholder(s)
Date of Execution of Notice of Guaranteed Delivery                                         , 2007
Name of Institution which Guaranteed Delivery
If delivery is by book-entry transfer:
Name of Tendering Institution
Account Number
Transaction Code Number
Corp Actions Voluntary Offer — Scan Citibank UPRR processing

Ladies and Gentlemen:
     The undersigned hereby tenders to Omaha, Inc., a corporation organized under the laws of the Republic of The Marshall Islands (the “Purchaser” ) and a jointly owned subsidiary of Teekay Acquisition Holdings LLC (a wholly owned subsidiary of Teekay Shipping Corporation (“Teekay”)) and A/S Dampskibsselskabet TORM (“TORM”) , the above-described shares of common stock, par value $0.50 per share, including the associated preferred stock purchase rights (together, the “Shares” ) of OMI Corporation, a corporation organized under the laws of the Republic of The Marshall Islands (the “Company” ), pursuant to the Purchaser’s offer to purchase all outstanding Shares at $29.25 per Share in cash, without interest, less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase dated April 27, 2007, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together as amended from time to time constitute the “Offer” ). The Offer expires at 5:00 p.m., New York City time, on Friday, May 25, 2007, unless extended as described in the Offer to Purchase (as extended, the “Expiration Date” ). The Purchaser reserves the right to transfer or assign, in whole or from time to time in part, to one or more of its affiliates the right to purchase Shares tendered pursuant to the Offer, but any such transfer or assignment will not relieve us of our obligations under the Offer or prejudice your rights to receive payment for Shares validly tendered and accepted for payment.
     Upon the terms and subject to the conditions of the Offer and effective upon acceptance for payment of and payment for the Shares tendered herewith, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Purchaser all right, title and interest in and to all the Shares that are being tendered hereby (and any and all other Shares or other securities issued or issuable in respect thereof on or after April 27, 2007) and appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned with respect to such Shares (and all such other Shares or securities), with full power of substitution (such power of attorney being deemed to be a revocable power coupled with an interest), to (i) deliver certificates for such Shares (and all such other Shares or securities), or transfer ownership of such Shares (and all such other Shares or securities) on the account books maintained by The Depository Trust Company (the “Book-Entry Transfer Facility” ), together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of the Purchaser, (ii) present such Shares (and all such other Shares or securities) for transfer on the books of the Company and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares (and all such other Shares or securities), all in accordance with the terms of the Offer.
     The undersigned hereby irrevocably appoints each of Bjorn Moller and Klaus Kjaerulff the attorneys and proxies of the undersigned, each with full power of substitution, to exercise all voting and other rights of the undersigned in such manner as each such attorney and proxy or his substitute shall in his sole discretion deem proper, with respect to all of the Shares tendered hereby which have been accepted for payment by the Purchaser and payment for the shares tendered prior to the time of any vote or other action (and any and all other Shares or other securities issued or issuable in respect thereof on or after April 27, 2007), at any meeting of shareholders of the Company (whether annual or special and whether or not an adjourned meeting), or otherwise. This proxy is irrevocable and is granted in consideration of, and is effective upon, the acceptance for payment of such Shares by the Purchaser and payment for the shares tendered in accordance with the terms of the Offer. Such acceptance for payment and payment for the shares tendered shall revoke any other proxy granted by the undersigned at any time with respect to such Shares (and all such other Shares or securities), and no subsequent proxies will be given by the undersigned (and if given, will not be deemed to be effective).
     The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Shares tendered herein (and any and all other Shares or other securities issued or issuable in respect thereof on or after April 27, 2007) and that when the same are accepted for payment by the Purchaser, the Purchaser will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or the Purchaser to be necessary or desirable to complete the sale, assignment and transfer of the Shares tendered hereby (and all such other Shares or securities).
     All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer, this tender is irrevocable.
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     The undersigned understands that tenders of Shares pursuant to any one of the procedures described in Section 3 of the Offer to Purchase and in the instructions hereto will constitute an agreement between the undersigned and the Purchaser upon the terms and subject to the conditions of the Offer.
     Unless otherwise indicated under “Special Payment Instructions” below, please issue the check for the purchase price of any Shares purchased, and return any Shares not tendered or not purchased, in the name(s) of the undersigned (and, in the case of Shares tendered by book-entry transfer, by credit to the account at the Book-Entry Transfer Facility). Similarly, unless otherwise indicated under “Special Delivery Instructions” below, please mail the check for the purchase price of any Shares purchased and any certificates for Shares not tendered or not purchased (and accompanying documents, as appropriate) to the undersigned at the address shown below the undersigned’s signature(s). In the event that both “Special Payment Instructions” and “Special Delivery Instructions” are completed, please issue the check for the purchase price of any Shares purchased and return any Shares not tendered or not purchased in the name(s) of, and mail said check and any certificates to, the person(s) so indicated. The undersigned recognizes that the Purchaser has no obligation, pursuant to the “Special Payment Instructions” below, to transfer any Shares from the name of the registered holder(s) thereof if the Purchaser does not accept for payment any of the Shares so tendered.
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SPECIAL PAYMENT INSTRUCTIONS
(See Instructions 6, 7 and 8)
     To be completed ONLY if the check for the purchase price of Shares purchased (less the amount of any U.S. federal income and backup withholding tax required to be withheld) or certificates for Shares not tendered or not purchased are to be issued in the name of someone other than the undersigned.
Issue       ☐       check     ☐       certificates to:
Name
(Please Print)
Address
          (Zip Code)

Taxpayer Identification Number

SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 6, 7 and 8)
     To be completed ONLY if the check for the purchase price of Shares purchased (less the amount of any U.S. federal income and backup withholding tax required to be withheld) or certificates for Shares not tendered or not purchased are to be mailed to someone other than the undersigned or to the undersigned at an address other than that shown below the undersigned’s signature(s).
Mail       ☐       check     ☐       certificates to:
Name
(Please Print)
Address
          (Zip Code)
Corp Actions Voluntary Offer — Scan Citibank UPRR processing

à

SIGN HERE
(Please complete Substitute Form W-9 below)
Signature(s) of Shareholder(s)
Dated                                         , 2007
Name(s)
          (Please Print)
Capacity (full title)
Address
          (Zip Code)
Area Code and Telephone Number
(Must be signed by registered holder(s) exactly as name(s)
appear(s) on stock certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5.)
Guarantee of Signature(s)
(If required; see Instructions 1 and 5)
(For use by Eligible Institutions only.
Place medallion guarantee in space below)
Name of Firm
Address
          (Zip Code)
Authorized Signature
Name
          (Please Print)
Area Code and Telephone Number
Dated                                         , 2007

ß

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TO BE COMPLETED BY ALL U.S. HOLDERS
(See Instructions 8)

PAYOR’S NAME: Citibank N.A.
SUBSTITUTE Form W-9	Name (please print) Address: (Number and Street) (City) (State) (Zip Code)
Department of the Treasury Internal Revenue Service Payor’s Request for Taxpayer Identification Number (“TIN”)and Certification	Part 1 Taxpayer Identification Number — Please provide your taxpayer identification number (TIN) in the box at right and certify by signing and dating below. If awaiting TIN, please write “Applied For.” See enclosed Guidelines	TIN _ _(Social Security Number or Employer Identification Number)
Part 2 Payees Exempt from Backup Withholding — Check the box if you are exempt from backup withholding (see enclosed Guidelines). ☐

Part 3 Certification — Under penalties of perjury, I certify that:
(1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me),
(2) I am not subject to backup withholding under U.S. federal income tax because: (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding, and
(3) I am a U.S. person (including a U.S. resident alien).

CERTIFICATION INSTRUCTIONS: You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you are subject to backup withholding you receive another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).
SIGNATURE:		DATE:

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE
“APPLIED FOR” IN PART 1 OF THE SUBSTITUTE FORM W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a TIN has not been issued to me, and that I mailed or delivered an application to receive a TIN to the appropriate IRS Center or Social Security Administration Office (or I intend to mail or deliver an application in the near future). I understand that if I do not provide a TIN by the time payment is made, 28% of all cash payments made to me pursuant to the Offer will be withheld.

Signature	Date

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF THE 28% OF ANY CASH PAYMENTS. IN ADDITION, FAILURE TO PROVIDE SUCH INFORMATION MAY RESULT IN A PENALTY IMPOSED BY THE IRS. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.
Corp Actions Voluntary Offer — Scan Citibank UPRR processing

INSTRUCTIONS
Forming Part of the Terms and Conditions of the Offer
     1. Signature Guarantees. Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a financial institution (including most banks, savings and loan associations and brokerage houses) that is a member of a recognized Medallion Program approved by The Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (MSP) or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended) (each an “Eligible Institution” ). Signatures on this Letter of Transmittal need not be guaranteed (i) if this Letter of Transmittal is signed by the registered holder(s) of the Shares (which term, for purposes of this document, shall include any participant in the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of Shares) tendered herewith and such holder(s) has not completed the box entitled “Special Payment Instructions” on this Letter of Transmittal or (ii) if such Shares are tendered for the account of an Eligible Institution. See
Instruction 5.
     2. Delivery of Letter of Transmittal and Shares. This Letter of Transmittal is to be used either if certificates are to be forwarded herewith or, unless an Agent’s Message is utilized, if delivery of Shares is to be made by book-entry transfer pursuant to the procedures set forth in Section 3 of the Offer to Purchase. Certificates for all physically delivered Shares, or a confirmation of a book-entry transfer into the Depositary’s account at the Book-Entry Transfer Facility of all Shares delivered electronically, as well as a properly completed and duly executed Letter of Transmittal (or facsimile thereof or, in the case of a book-entry transfer, an Agent’s Message) and any other documents required by this Letter of Transmittal, must be received by the Depositary at one of its addresses set forth on the front page of this Letter of Transmittal by the Expiration Date. Shareholders who cannot deliver their Shares and all other required documents to the Depositary by the Expiration Date must tender their Shares pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. Pursuant to such procedure: (i) such tender must be made by or through an Eligible Institution, (ii) a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by the Purchaser must be received by the Depositary by the Expiration Date and (iii) the certificates for all physically delivered Shares, or a confirmation of a book-entry transfer into the Depositary’s account at the Book-Entry Transfer Facility of all Shares delivered electronically, as well as a properly completed and duly executed Letter of Transmittal (or facsimile thereof or, in the case of a book-entry delivery, an Agent’s Message) and any other documents required by this Letter of Transmittal, must be received by the Depositary within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery, all as provided in Section 3 of the Offer to Purchase.
     The method of delivery of Shares and all other required documents, including through the Book-Entry Transfer Facility, is at the option and risk of the tendering shareholder. If certificates for Shares are sent by mail, registered mail with return receipt requested, properly insured, is recommended.
     No alternative, conditional or contingent tenders will be accepted, and no fractional Shares will be purchased. By executing this Letter of Transmittal (or facsimile thereof), the tendering shareholder waives any right to receive any notice of the acceptance for payment of the Shares.
     3. Inadequate Space. If the space provided herein is inadequate, the certificate numbers and/or the number of Shares should be listed on a separate schedule attached hereto.
     4. Partial Tenders (not applicable to shareholders who tender by book-entry transfer). If fewer than all the Shares represented by any certificate delivered to the Depositary are to be tendered, fill in the number of Shares which are to be tendered in the box entitled “Number of Shares Tendered”. In such case, a new certificate for the remainder of the Shares represented by the old certificate will be issued and sent to the person(s) signing this Letter of Transmittal, unless otherwise provided in the boxes entitled “Special Payment Instructions” or “Special Delivery Instructions”, as the case may be, on this Letter of Transmittal, as promptly as practicable following the expiration or termination of the Offer. All Shares represented by certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.
Corp Actions Voluntary Offer — Scan Citibank UPRR processing

     5. Signatures on Letter of Transmittal; Stock Powers and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the Shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificates without alteration, enlargement or any change whatsoever.
     If any of the Shares tendered hereby is held of record by two or more persons, all such persons must sign this Letter of Transmittal.
     If any of the Shares tendered hereby are registered in different names on different certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.
     If this Letter of Transmittal is signed by the registered holder(s) of the Shares tendered hereby, no endorsements of certificates or separate stock powers are required unless payment of the purchase price is to be made, or Shares not tendered or not purchased are to be returned, in the name of any person other than the registered holder(s). Signatures on any such certificates or stock powers must be guaranteed by an Eligible Institution.
     If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Shares tendered hereby, certificates must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered holder(s) appear(s) on the certificates for such Shares. Signature(s) on any such certificates or stock powers must be guaranteed by an Eligible Institution.
     If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Purchaser of the authority of such person so to act must be submitted.
     6. Stock Transfer Taxes. The Purchaser will pay any stock transfer taxes with respect to the sale and transfer of any Shares to it or its order pursuant to the Offer. If, however, payment of the purchase price is to be made to, or Shares not tendered or not purchased are to be returned in the name of, any person other than the registered holder(s), or if a transfer tax is imposed for any reason other than the sale or transfer of Shares to the Purchaser pursuant to the Offer, then the amount of any stock transfer taxes (whether imposed on the registered holder(s), such other person or otherwise) will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted herewith.
     7. Special Payment and Delivery Instructions. If the check for the purchase price of any Shares purchased is to be issued, or any Shares not tendered or not purchased are to be returned, in the name of a person other than the person(s) signing this Letter of Transmittal or if the check or any certificates for Shares not tendered or not purchased are to be mailed to someone other than the person(s) signing this Letter of Transmittal or to the person(s) signing this Letter of Transmittal at an address other than that shown above, the appropriate boxes on this Letter of Transmittal should be completed. Shareholders tendering Shares by book-entry transfer may request that Shares not purchased be credited to such account at the Book-Entry Transfer Facility as such shareholder may designate under “Special Payment Instructions”. If no such instructions are given, any such Shares not purchased will be returned by crediting the account at the Book-Entry Transfer Facility designated above.
     8. Substitute Form W-9. Under the U.S. federal income tax laws, the Depositary will be required to withhold 28% of the amount of any payments made to certain shareholders pursuant to the Offer. In order to avoid such backup withholding, each tendering shareholder, and, if applicable, each other payee, must provide the Depositary with such shareholder’s or payee’s correct taxpayer identification number (TIN) and certify that such shareholder or payee is not subject to such backup withholding by completing the Substitute Form W-9 set forth above. If a shareholder or payee is subject to backup withholding, such shareholder or payee must cross out item (2) of the Certification in Part 3 of the Substitute form W-9.
     In general, if a shareholder or payee is an individual, the TIN is the social security number of such individual. If shares are held in more than one name, are not in the name of the actual owner, or are not held by an individual, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for
Corp Actions Voluntary Offer — Scan Citibank UPRR processing additional guidance on the number to report. If the shareholder or payee has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future, such shareholder or payee should write “Applied For” in the space provided for the TIN in Part 1 of Substitute Form W-9, sign and date the Substitute W-9 and also complete the Certificate of Awaiting Taxpayer Identification Number in order to avoid backup withholding. Notwithstanding that the Certificate of Awaiting Taxpayer Identification Number is completed, the Depositary will withhold 28% on all reportable payments made prior to the time a properly certified TIN is provided to the Depositary.
     Certain shareholders or payees (including, among others, all corporations and certain foreign individuals) are exempt from backup withholding. In order to satisfy the Depositary that a foreign individual qualifies as an exempt recipient, such shareholder or payee must submit a Form W-8BEN Certificate of Foreign Status (or other applicable Form W-8) to the Depositary. Such certificates can be obtained from the Depositary or the U.S. Internal Revenue Service. For further information, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.
     Failure to complete the Substitute Form W-9 will not, by itself, cause Shares to be deemed invalidly tendered, but may require the Depositary to withhold 28% of the amount of any payments made pursuant to the Offer. If the Depositary is not provided with the correct TIN, the shareholder or payee may be subject to a $50 penalty imposed by the U.S. Internal Revenue Service.
     Backup withholding is not an additional U.S. federal income tax. Rather, the U.S. federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is furnished to the U.S. Internal Revenue Service.
     Failure to complete and return the Substitute Form W-9 may result in backup withholding of 28% of any payments made to you pursuant to the Offer. Please review the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional details.
     9. Mutilated, Lost, Stolen or Destroyed Certificates. If the certificate(s) representing Shares to be tendered have been mutilated, lost, stolen or destroyed, shareholders should (i) complete this Letter of Transmittal and check the appropriate box above and (ii) contact the Depositary immediately by calling Citibank, N.A. at (781) 575-2879. The Depositary will provide such holder with all necessary forms and instructions to replace any such mutilated, lost, stolen or destroyed certificates. The shareholder may be required to give Purchaser a bond as indemnity against any claim that may be made against it with respect to the certificate(s) alleged to have been mutilated, lost, stolen or destroyed.
     10. Waiver of Conditions. The conditions of the Offer may be waived by Parents (subject to certain limitations (as described in the Offer to Purchase)), in whole or in part, at any time or from time to time, in Parents’ sole discretion.
     11. Requests for Assistance or Additional Copies. Requests for assistance or additional copies of the Offer to Purchase and this Letter of Transmittal may be obtained from the Information Agent or the Depositary at their respective addresses or telephone numbers set forth below.
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The Information Agent for the Offer is:
17 State Street, 10th Floor
New York, NY 10004
Banks and Brokerage Firms, Please Call:
(212) 440-9800
Shareholders and All Others Call Toll-Free:
(866) 577-4989
The Depositary for the Offer is:
Citibank N.A.

By Mail:	By Overnight Mail:

Computershare Attn: Corporate Actions - Voluntary Offer P.O. Box 43011 Providence RI 02940-3011	Computershare Attn: Corporate Actions - Voluntary Offer 250 Royall Street Canton MA 02021
By Facsimile Transmission
(For Eligible
Institutions Only):
(617) 360-6810
Confirm Facsimile
Transmission:
(781) 575-2332
Corp Actions Voluntary Offer — Scan Citibank UPRR processing